Exhibit 4.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                CITI TRENDS, INC.

         Citi Trends, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "GCL"), DOES HEREBY CERTIFY as follows:

         1. The name of the Corporation is Citi Trends, Inc. The Corporation was originally incorporated under the name "Allied Fashion, Inc." and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 3, 1999. The Corporation filed a restatement of its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 12, 1999 and a Certificate of Amendment on June 26, 2001 changing its name from "Allied Fashion, Inc." to "Citi Trends, Inc."

         2. In the manner prescribed by Sections 242 and 245 of the GCL, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this Second Amended and Restated Certificate of Incorporation and amending and restating the Amended and Restated Certificate of Incorporation of the Corporation as herein provided.

         3. The  text  of  the  Second  Amended  and  Restated  Certificate   of
Incorporation (the "Certificate of Incorporation") shall read in its entirety as follows:

         FIRST:  The  name  of  the  corporation  is  Citi  Trends,   Inc.  (the
"Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature or purpose of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,005,000 shares, consisting of:

         (i) 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); and

         (ii) 5,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").


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         A statement  of the powers,  designations,  preferences,  and  relative
participating,   optional  or  other  special  rights  and  the  qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows.

         1. Common Stock.

                  (a) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when, determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

                  (b) Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share in the distribution of any remaining assets available for distribution to its stockholders ratably, subject to any preferential rights of any then outstanding Preferred Stock.

                  (c) Voting Rights. The holders of Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other matters presented to the stockholders of the Corporation for their action or consideration. Cumulative voting for the election of directors is not permissible. Except as otherwise required by law, the holders of the Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

         2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated in the resolutions providing for the issuance of such series adopted by the Board of Directors.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (a) the number of shares constituting that series and the distinctive designation of that series;

                  (b) the rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, the terms and conditions of such dividend policy and whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

                  (c) whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;


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


                  (d) whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may vary under different circumstances or at different redemption dates);

                  (e) whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

                  (f) the amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

                  (g) the amounts, if any, payable upon the shares in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

                  (h) sinking fund provisions, if any, for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated) and, if so, the terms and amount of such sinking fund; and

                  (i) any other relative rights, preferences, limitations and powers of that series.

         3. No Preemptive Rights. Except as expressly set forth in this Certificate of Incorporation, any certificate of designation, any resolution or resolutions providing for the issuance of a series of stock adopted by the Board of Directors, or any agreement between the Corporation and its stockholders, the holders of Common Stock or any series of Preferred Stock shall have no preemptive right to subscribe to an additional issue of any shares of any class of capital stock of the Corporation or any security convertible into such stock whether now or hereafter authorized.

         FIFTH:

         1. Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this Article FIFTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article FIFTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.


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         2. Indemnification.

                  (a) The Corporation shall indemnify and hold harmless, in accordance with the By-Laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, the Corporation shall be required to indemnify such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Furthermore, the Corporation may only indemnify such person if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor
         (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit; and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 of this Article FIFTH shall be deemed to be a contract between the Corporation and each person referred to herein.

                  (b) If a claim under subdivision (a) of this Section 2 of this Article FIFTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by subdivision (c) of this Section 2 of this Article FIFTH has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this Section 2 of this Article


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


         FIFTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

                  (c) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article FIFTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         3. Insurance. The Corporation shall have the power (but not the obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article FIFTH or the GCL.

         4. Other Rights. The rights and authority conferred in this Article FIFTH shall not be deemed exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Laws of the Corporation, agreement, contract, vote of stockholders or disinterested directors or otherwise.

         5. Additional Indemnification. The Corporation may, by action of its Board of Directors, provide additional indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL. 6. Effect of Amendments. Neither the amendment, change, alteration or repeal of this Article FIFTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by the GCL, any modification of law, shall eliminate or reduce the effect of this Article FIFTH or the rights or any protection afforded under this Article FIFTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         SIXTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-Laws of the Corporation applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         SEVENTH:

         1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall


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in no case be less than five (5) nor more than nine (9). Any such  determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

         2. Classification of the Board of Directors. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number of directors per Class as possible.

         3. Term of Office; Vacancies.

            (i) Directors of Class I shall be elected to hold office for an initial term expiring at the first annual meeting of stockholders held after the date and time at which this Certificate of Incorporation of the Corporation shall become effective in accordance with Section 103(d) of the GCL (the "Effective Time").

            (ii)  Directors  of Class II shall be elected to hold  office for an
                  initial  term  expiring  at  the  second  annual   meeting  of
                  stockholders held after the Effective Time.

            (iii) Directors  of Class III shall be elected to hold office for an
                  initial  term   expiring  at  the  third  annual   meeting  of
                  stockholders held after the Effective Time.

            (iv) At each annual meeting of stockholders, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year.

            (v) Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws of the Corporation.

         4. Removal. Subject to the By-Laws of the Corporation, a director may only be removed for cause upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

         5. Nominations. Advance notice of nominations by stockholders for the election of directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.


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            (2)   The Board of Directors shall be authorized to adopt, amend and repeal the By-Laws of the Corporation, without a stockholder vote, in any manner not inconsistent with the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the Corporation as from time to time in effect, subject to the power of the stockholders entitled to vote to adopt, amend, alter, change, add to or repeal By-Laws made by the Board of Directors as provided below in Section 3 of this ARTICLE EIGHTH.

            (3) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment, alteration or repeal of the provisions of ARTICLES SEVENTH and NINTH and this ARTICLE EIGHTH shall require the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a class.

            (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         NINTH:

         1. Stockholder Meetings; Keeping of Books and Records. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Meetings of stockholders may be held within or outside the State of Delaware as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         2. Special Stockholders Meetings. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by:

            (i)   the Chairman of the Board of Directors of the Corporation;

            (ii) the Board of Directors pursuant to a resolution approved by the Board of Directors; or

            (iii) the Board of  Directors  upon a request by holders of at least
                  50% in voting power of all outstanding shares entitled to vote at such meeting.


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         3. No Written  Ballot.  Elections of  directors  need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         4. Quorum at Stockholder Meetings. The holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for:

            (i)   a vote for any director in a contested election;

            (ii)  the removal of a director; or

            (iii) the  filling  of a vacancy  on the Board of  Directors  by the stockholders of the Corporation.

         TENTH: The Corporation reserves the right to repeal, alter, change or amend any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-Laws of the Corporation and applicable law and thereafter approved by the stockholders.

         ELEVENTH:  The Corporation is subject to Section 203 of the GCL.


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         IN WITNESS  WHEREOF,  the  undersigned has executed this Second Amended and Restated Certificate of Incorporation this 11th day of May, 2005, and hereby acknowledges that this Second Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.

                                             CITI TRENDS, INC.


                                             By  /s/ R. Edward Anderson
                                                 ----------------------
                                                  Name:  R. Edward Anderson
                                                  Title: Chief Executive Officer



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